Exhibit 10.1

Execution Copy

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Seventh Amendment to Credit Agreement (“Seventh Amendment”) is made as of March 31, 2015, by and among NeoPhotonics Corporation (the “Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.Borrower entered into that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), with certain financial institutions from time to time parties thereto (the “Lenders”) and Agent.

B.Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Seventh Amendment.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.The definition of “Revolving Credit Aggregate Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Aggregate Commitment” shall mean Thirty Million Dollars ($30,000,000), subject to reduction or termination under Section 2.11 or 9.2 hereof.

2.Existing Schedule 1.2 to the Credit Agreement is hereby deleted and replaced with revised Schedule 1.2 attached hereto as Attachment 1.

3.This Seventh Amendment shall become effective (according to the terms hereof) on the date (the “Seventh Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)	Agent shall have received counterpart signature pages to this Seventh Amendment, duly executed and delivered by Agent, Borrower and the Lenders;
(b)	Agent shall have received a signature page to the replacement Revolving Credit Note, duly executed and delivered by the Borrower; and

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(c)

Borrower shall have paid to Agent an amendment fee of $10,000 and all other fees, costs and expenses, if any, owed to Agent and the Lenders and accrued to the Seventh Amendment Effective Date, in each case, as and to the extent required to be paid in accordance with the Loan Documents.

4.Borrower hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) the execution and delivery of this Seventh Amendment are within such party’s corporate or limited liability company powers, have been duly authorized, are not in contravention of any law applicable to such party or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Seventh Amendment, of any governmental body, agency or authority, and this Seventh Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Seventh Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

5.Except as specifically set forth above, this Seventh Amendment (i) shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents; and (ii) shall not constitute a waiver or release by Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Seventh Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

6.Borrower and each other Credit Party hereby acknowledges and agrees that this Seventh Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering (i) any obligation of Borrower, any other Credit Party or any other party or (ii) any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

7.Except as specifically defined to the contrary herein, capitalized terms used in this Seventh Amendment shall have the meanings set forth in the Credit Agreement.

8.This Seventh Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

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9.This Seventh Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws that would result in the application of the laws of a different jurisdiction.

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Seventh Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and sole Lender

By:/s/ Robert Shutt

Name:Robert Shutt

Title:Senior Vice President

Signature Page to Seventh Amendment to Credit Agreement

(5334810)

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Seventh Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

neophotonics corporation

By:/s/ Clyde R. Wallin

Name:Clyde R. Wallin

Its:Senior V.P. and CFO

Signature Page to Seventh Amendment to Credit Agreement

(5334810)

Attachment 1

Schedule 1.2
Percentages and Allocations

Revolving Credit and Term Loan Facilities

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS	WEIGHTED PERCENTAGE
Comerica Bank	100%	$30,000,000	100%
TOTALS	100%	$30,000,000	100%

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